Exhibit 99.1

Silexion Therapeutics Reports Third Quarter 2025 Financial Results and Provides Business
Update

Continued advancement toward Phase 2/3 clinical trial initiation, on track for the first half of
2026

New preclinical data demonstrated SIL204’s exceptional efficacy across multiple human cancer cell lines, highlighting potential effectiveness against five KRAS-driven cancer types

Successfully raised over $9 million during the third quarter, significantly strengthening the
Company’s balance sheet

GRAND CAYMAN, Cayman Islands, November 12, 2025 – Silexion Therapeutics Corp. (NASDAQ: SLXN) ("Silexion" or the "Company"), a clinical-stage biotechnology company developing RNA interference (RNAi) therapies for KRAS-driven cancers, today reported its financial results for the third quarter ended September 30, 2025, and provided an update on recent business developments.

Recent Milestones & Business Highlights:

Clinical Trial Preparation On Track: Silexion continues to advance operational readiness for its planned Phase 2/3 clinical trials of SIL204, with toxicology studies progressing as planned. Regulatory submissions are expected to be filed with the Israel Ministry of Health in Q4 2025 and in Germany and in the European Union in Q1 2026, with clinical trial initiation anticipated in the first half of 2026.

Strong Preclinical Results Across Multiple Cancer Types: The Company continues to accumulate positive efficacy preclinical data in various KRAS-driven cancers, further supporting the potential of SIL204 as a platform technology for these oncogene-driven cancers. Silexion announced that SIL204 successfully killed cancer cells across five different cancer types with very high effectiveness. The drug worked against eight different cancer-causing mutations, including the most common ones found in pancreatic, lung, and colorectal cancers. Importantly, this included the first evidence that SIL204 works in gastric (stomach) cancer. These results demonstrate SIL204's potential to treat a wide range of KRAS-driven cancers with a single therapy.

CRO Partnership to Support  the Phase 2/3 Trials: In September 2025, Silexion announced that it had selected AMS Advanced Medical Services GmbH as its contract research organization (CRO) to support the upcoming Phase 2/3 clinical trials for SIL204. AMS brings over 28 years of oncology clinical development and regulatory experience, including management of Phase 3 trials in pancreatic cancer. This partnership covers regulatory strategy, clinical trial design, and data management to advance Silexion’s dual-route administration approach combining intratumoral and systemic delivery methods.

Capital Raises Significantly Strengthen Balance Sheet: During the third quarter, Silexion completed a public offering and received additional proceeds from warrant exercises, raising approximately $9.5 million in gross proceeds. These transactions, together with cost discipline and balance-sheet optimization, increased cash and cash equivalents to $9.2 million as of September 30, 2025, up from $3.5 million at June 30, 2025. In light of the foregoing transactions, together with a partial promissory note conversion, the Company’s shareholders’ equity rose to $7.0 million, a substantial improvement from a capital deficiency of $4.0 million at year-end 2024.

Regaining Nasdaq Listing Compliance: Following the Nasdaq hearings panel decision in July 2025, Silexion successfully demonstrated compliance with Nasdaq’s minimum bid price and shareholders’ equity requirements. On September 23, 2025, Nasdaq confirmed that the Company had regained full compliance with Listing Rules 5550(a)(2) and 5550(b)(1), securing continued listing on the Nasdaq Capital Market.

Ilan Hadar, Chairman and Chief Executive Officer of Silexion, commented: “The third quarter marked a period of strong scientific progress and continued operational momentum for Silexion. With new preclinical data demonstrating SIL204’s exceptional efficacy across a broad range of KRAS mutations and multiple cancer types, we are entering the next phase of development with great confidence. The selection of a CRO partner and the successful completion of additional financing further strengthen our readiness to initiate Phase 2/3 clinical trials in the first half of 2026. Our focus now is on completing regulatory submissions in Israel and the EU and advancing toward the clinic with the same precision and discipline that have defined our progress to date.”

Mirit Horenshtein Hadar, Chief Financial Officer of Silexion, added: “Our financial results for the third quarter reflect meaningful improvement in both our balance sheet and operating efficiency. The successful $9.5 million of financings completed during the quarter significantly increased our cash position and shareholders’ equity, contributing to maintaining our Nasdaq listing. We believe our strengthened capital structure and financial discipline provide a solid foundation to support us as we advance towards our upcoming regulatory and clinical milestones.”

Financial Results for the Three Months Ended September 30, 2025:

•
Research and Development (R&D) Expenses for the three months ended September 30, 2025, were $2.2 million, compared to $3.2 million for the same period in 2024, a decrease of 31.3%, primarily due to the absence in the current year period of $2.4 million in non-cash share-based compensation expenses recorded in the prior-year period (associated with grants issued during the August 2024 Business Combination), partially offset by increased subcontractor costs of approximately $1.3 million related to API manufacturing activities and formulation development as the development program advances.

•
General and Administrative (G&A) Expenses for the three months ended September 30, 2025, were $1.1 million, compared to $4.8 million for the same period in 2024, a decrease of 77.1%, mainly attributable to the absence of $3.4 million in non-cash share-based compensation expenses recognized in the prior-year period in connection with grants issued during the August 2024 Business Combination.

•
Net loss for the three months ended September 30, 2025, was $3.3 million, or ($2.88) per share, compared to a net loss of $11.9 million, or ($274.25) per share, for the same period in 2024, representing a decrease of approximately 72.3%. The improvement was mainly attributable to the absence of significant one-time costs and expenses related to  the August 2024 Business Combination and the Company’s transition to a public company, including share-based compensation, transaction, and financial expenses.

Financial Results for the Nine Months Ended September 30, 2025:

•
Research and Development (R&D) Expenses for the nine months ended September 30, 2025, were $3.8 million, compared to $4.9 million for the same period in 2024, a decrease of 22.4%, primarily due to the absence of non-cash share-based compensation expenses recognized in the prior-year period in connection with grants issued during the August 2024 Business Combination partially offset by higher subcontractor costs related to API manufacturing activities and formulation development as the development program advanced.

•
General and Administrative (G&A) Expenses for the nine months ended September 30, 2025, were $3.5 million, compared to $5.7 million for the same period in 2024, a decrease of 38.6%, mainly reflecting the absence of non-cash share-based compensation expenses and transaction costs recognized in the prior-year period in connection with grants issued during the August 2024 Business Combination. This decrease was partially offset by higher professional services costs including director compensation, legal and other expenses associated with the transition to a public company subsequent to the Closing of the Business Combination, and more.

•
Net loss for the nine months ended September 30, 2025, was $7.5 million, or ($10.36) per share, compared to a net loss of $14.8 million, or ($754.85) per share, for the same period in 2024, representing a decrease of 49.3%. The reduction was mainly due to lower share-based compensation expenses and the absence of significant one-time costs and expenses related to the August 2024 Business Combination, including transaction and financial expenses.

Balance Sheet Highlights:

•
As of September 30, 2025, Silexion had cash and cash equivalents of $9.2 million, compared to $1.2 million as of December 31, 2024. This significant increase reflects the successful completion of public offerings and warrant exercises during 2025, which substantially strengthened the Company’s balance sheet and support its continued advancement toward regulatory submissions and Phase 2/3 clinical trial initiation.

About Silexion Therapeutics:
Silexion Therapeutics is a pioneering clinical stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers which have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product which showed a positive trend in comparison to the control of chemotherapy alone. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology, and further developing its lead product candidate for locally advanced pancreatic cancer. For more information please visit: https://silexion.com

Notice Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s business strategy, preclinical study results and development plans for SIL204, its anticipated mutation coverage and therapeutic potential across multiple cancer types, the expected timing of regulatory submissions to the Israel Ministry of Health and the European Union, the planned initiation of Phase 2/3 clinical trials in the first half of 2026, future capital-raising and operational readiness activities, and the overall potential of SIL204 as a pan-KRAS RNAi therapeutic candidate, are forward-looking statements.These forward-looking statements are generally identified by terminology such as "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion's ability to successfully complete preclinical studies and initiate clinical trials; (ii) Silexion's strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vi) Silexion's ability to maintain its Nasdaq listing; and (vii) other risks and uncertainties set forth in the documents filed with the SEC by the Company, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact:
Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Investor Contact:
Arx Investor Relations
North American Equities Desk
silexion@arxhq.com

SILEXION THERAPEUTICS CORP UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$9,243	$1,187
Restricted cash	26	35
Prepaid expenses	1,739	966
Other current assets	47	62
TOTAL CURRENT ASSETS	11,055	2,250
NON-CURRENT ASSETS:
Restricted cash	55	48
Long-term deposit and other non-current assets	36	5
Property and equipment, net	26	30
Operating lease right-of-use asset	442	530
TOTAL NON-CURRENT ASSETS	559	613
TOTAL ASSETS	$11,614	$2,863

SILEXION THERAPEUTICS CORP UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	U.S. dollars in thousands
Liabilities and shareholders’ equity (capital deficiency)
CURRENT LIABILITIES:
Trade payables	$946	$929
Current maturities of operating lease liability	174	158
Employee related obligations	721	642
Accrued expenses and other account payable	945	788
Private warrants to purchase ordinary shares (including $* and $1 due to related party, as of September 30, 2025 and December 31, 2024, respectively)	*	2
Underwriters Promissory Note	-	1,004
TOTAL CURRENT LIABILITIES	2,786	3,523
NON-CURRENT LIABILITIES:
Long-term operating lease liability	311	368
Related Party Promissory Note	1,540	2,961
TOTAL NON-CURRENT LIABILITIES	$1,851	$3,329
TOTAL LIABILITIES	$4,637	$6,852
SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY):
Ordinary shares ($0.0135 par value per share, 9,000,000 and 1,481,482 shares authorized as of September 30, 2025 and December 31, 2024, respectively; 3,126,642 and 123,290** shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively)	42	2
Additional paid-in capital	57,689	39,263
Accumulated deficit	(50,754)	(43,254)
TOTAL SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$6,977	$(3,989)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$11,614	$2,863

All share amounts have been retroactively adjusted to reflect a 1-for-15 reverse share split as discussed in Note 1(g) to the Company’s condensed consolidated financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025
* Represents an amount less than $1

** Net of 28 treasury shares held by the Company as of December 31, 2024

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30		Three months ended September 30
	2025	2024	2025	2024
	U.S. dollars in thousands		U.S. dollars in thousands
OPERATING EXPENSES:
Research and development (including $0 and $1,796 from related party for the nine months period ended September 30, 2025 and 2024, respectively, and including $0 and $1,762 from related party for the three months period ended September 30, 2025 and 2024, respectively)	$3,765	$4,944	$2,157	$3,217
General and administrative (including $96 and $2,972 from related party for the nine months period ended September 30, 2025 and 2024, respectively, and including $38 and $2,948 from related party for the three months period ended September 30, 2025 and 2024, respectively)	3,461	5,727	1,135	4,819
TOTAL OPERATING EXPENSES	7,226	10,671	3,292	8,036
OPERATING LOSS	7,226	10,671	3,292	8,036
Financial expenses (income), net (including $203 and $(47) from related party for the nine months period ended September 30, 2025 and 2024, respectively, and including $)26( and $(182) from related party for the three months period ended September 30, 2025 and 2024, respectively)	271	4,092	(30)	3,822
LOSS BEFORE INCOME TAX	$7,497	$14,763	$3,262	$11,858
INCOME TAX	3	9	-	2
NET LOSS	$7,500	$14,772	$3,262	$11,860

Attributable to:
Equity holders of the Company	7,500	14,696	3,262	11,851
Non-controlling interests	-	76	-	9
Total	$7,500	$14,772	$3,262	$11,860

LOSS PER SHARE, BASIC AND DILUTED	$10.36	$754.85	$2.88	$274.25

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE*	723,886	19,469	1,132,658	43,213

* All share amounts have been retroactively adjusted to reflect a 1-for-15 reverse share splits as discussed in Note 1(g) to the Company’s condensed consolidated financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025